Exhibit 99.1

Neonode Reports Fourth Quarter and Year Ended December 31, 2016 Financial Results

STOCKHOLM, SWEDEN – March 15, 2017 – Neonode Inc. (NASDAQ: NEON), the Optical Interactive Sensing Technology Company, today reported financial results for the fourth quarter and year ended December 31, 2016.

Highlights:

•	Automotive customers sold 940,000 cars with zForce in 2016, a 167% increase over 2015
•	Printer customers sold 8.8 million printers with zForce in 2016, a 56% increase over 2015
•	Shipped approximately 9,000 AirBar units in Q4 2016
•	We established global distribution for our consumer products with the largest distributor in the world, Ingram Micro
•	More than 44 million products on the market with Neonode technology today
•	Entered into a Joint Venture with SmartEye AB to merge eye-tracking and touch in a sensor module

“In 2016 we focused investments in the development of our technology and highly automated manufacturing processes. We are now able to offer embedded hardware sensors to our customers which allows them to reduce time to market for their products. Selling modules enable us to enter new markets and earn higher profits compared to licensing,” said Thomas Eriksson, Neonode CEO. “We reached a key milestone in December when we started shipping our first consumer electronics product, AirBar.”

“AirBar is powered by our sensor modules which we now produce and ship in volume. In 2016, we established a global distribution channel with Ingram Micro and began shipping our 15.6 inch version for PCs. Consumers now can purchase AirBar through major retailers such as Amazon, Best Buy and Walmart. At CES in January 2017, we announced our new AirBar for Apple MacBook Air and new sizes for Windows based PCs. These products are scheduled to ship by the end of March 2017. To expand sales, AirBar will be available soon on Dell.com in the US and later in Europe and India,” continued Mr. Eriksson.

“In 2016 licensing revenue increased driven by our automotive and printer customers. Automotive license revenues increased 126 % over 2015 and printer license revenues increased 64%. Our customers continue to release new products and we expect license revenues to continue to increase in 2017. We now have licensing, modules and consumer products contributing to our total revenues,” concluded Mr. Eriksson.

Financial Results for the Fourth Quarter and Year Ended December 31, 2016

Our revenue for fiscal 2016 was $10.2 million, an 8% decrease compared to $11.1 million in fiscal 2015. In 2016 the majority of our revenue was derived from license fees and we had much lower non-recurring engineering fees (“NRE”) compared to 2015. License fees represented 82% of our total revenue in 2016 compared to 63% in 2015 and increased a total of 18.5% in 2016 compared to 2015 primarily due to a 64% increase in license fees earned from our printer customers and a 126% increase in license fees earned from our automotive customers which was partially offset by a 49% decrease in license fees earned from our e-reader customers.

NRE revenue decreased 58% in 2016 as compared to 2015 because we have been able to reduce the number of full custom design projects as we begin offering sensor modules to our customers. In 2016, we continued to earn NRE revenue from a limited number of design projects that are primarily targeted for future inclusion of sensor modules. 79% of our total NRE revenues in 2016 were earned from automotive projects.

In Q4 2016, we started manufacturing and selling AirBar, our first branded consumer product using our sensor modules. We recorded $0.1 million of sales revenue and approximately $0.1 million to deferred revenue related to our AirBar shipments in 2016. Deferred revenue represents shipments of AirBar to our distributors that they purchased and held in inventory at year end.

Our combined total gross margin is 87% in 2016 compared to 66% in 2015. The increase in gross margin is primarily due to a higher percentage of our total revenue is derived from license fees in 2016 compared to 2015. License fees have a 100% gross margin and to the extent they are a higher percentage of our total revenue our overall gross margin will be higher. In 2016, license fees accounted for 82% of total revenue compared to 63% in 2015. NRE projects accounted for the most of the remaining revenue and had a 25% gross margin in 2016 compared to 7% in 2015. Our cost of revenues for 2015 includes a $1.2 million one-time write-off related to cost to develop our zForce PLUS platform because we now primarily use zForce AIR in our new sensor modules.

Operating expenses decreased 7% to $14.0 million for fiscal 2016 compared to $15.0 million for fiscal 2015. Research and development expense (“R&D”) increased 13% in 2016 to $7.1 million compared to $6.3 million in 2015. Included in R&D expense for 2016 are investments of $1.1 million of pre-production manufacturing start-up costs and approximately $0.8 million of non-recurring expenses related to final development of the new NN1003 ASIC. Our sales and marketing expenses for 2016 decreased 24% over 2015. The decrease is primarily related to decrease in salaries related to a reduction in headcount and a reduction in stock option expense. Total general & administrative expenses for 2016 decreased 18% over 2015. These decreases are primarily related to a decrease in salaries related to a reduction in headcount and a reduction in stock option expense.

Net loss for fiscal 2016 was $5.3 million, or $0.12 per share, compared to a net loss of $7.8 million, or $0.19 per share, in fiscal 2015.

Our revenue for the fourth quarter of fiscal 2016 is $2.9 million, a 3% decrease, compared to $3.0 million for the fourth quarter of 2015. Revenues for the fourth quarter of fiscal 2016 included $2.3 million from license fees, $0.5 million, from NRE fees and $0.1 million from sales of AirBar compared to revenues of $1.7 million from license fees and $1.3 million from NRE fees for the fourth quarter of 2015. Our gross margin was $2.5 million, or 89%, in 2016 compared to $1.2 million, or 39%, in the same quarter of 2015. Our cost of revenues in 2015 included the development write-offs discussed above. Our total operating expenses of $3.0 million for the fourth quarter of 2016 were on plan and were a 20% decrease, compared to $3.7 million for the fourth quarter 2015. Net loss for the fourth quarter of fiscal 2016 was $0.4 million, or $0.01 loss per share, compared to a net loss of $2.6 million, or $0.06 loss per share, for the fourth quarter in 2015.

Cash and accounts receivable totaled $5.0 million at December 31, 2016 compared to $4.4 million at December 31, 2015. Common shares on a fully diluted basis including common stock, stock options and warrant outstanding totaled approximately 58.6 million shares on December 31, 2016 compared to approximately 46.5 million shares at December 31, 2015.

Shelf Registration Filing

Neonode today also is filing a shelf registration statement to replace the existing shelf registration statement filed by Neonode in 2014, which is set to expire in June after a three-year term. Under the replacement shelf registration statement, once declared effective by the Securities and Exchange Commission, Neonode may offer and sell from time to time in the future, in one or more offerings, common stock having a maximum aggregate offering price of $20 million.

Conference Call Information

Neonode will host a conference call Wednesday March 15, 2017 at 10AM Eastern Daylight Time (EDT)/3PM Central European Time (CET) featuring remarks by, and Q&A with, Thomas Eriksson, CEO, Lars Lindqvist, CFO and David Brunton, Head of Investor Relations.

The dial-in number for the conference call is toll-free: (877) 539-0733 (U.S. domestic) or +1 (678) 607-2005 (international). To access the call all participants must use the following Conference ID: #66598269. Please make sure to call at least five minutes before the scheduled start time.

To register for the call, and listen online, please click:

http://event.on24.com/wcc/r/1362245-1/05819A93C8A4ECCB9DEFF52235F3BE20

For interested individuals unable to join the live event, a digital recording for replay will be available for 30 days after the call's completion – 3/15/2017 (13:00PM EDT) to 4/15/2017 (23:59PM EDT). To access the recording, please use one of these Dial-In Numbers (800) 585-8367 or (404) 537-3406, and the Conference ID #66598269.

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About Neonode

Neonode Inc. (NASDAQ:NEON) develops and licenses optical interactive sensing technologies. Neonode’s patented optical interactive sensing technology is developed for a wide range of devices like automotive systems, printers, PC devices, monitors, mobile phones, tablets and e-readers. NEONODE and the NEONODE Logo are trademarks of Neonode Inc. registered in the United States and other countries. AIRBAR is a trademark of Neonode Inc. All other trademarks are the property of their respective owners.

For more information please visit www.neonode.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include, but are not limited to, statements relating to expectations, future performance or future events, and product cost, performance, and functionality matters. These statements are based on current assumptions, expectations and information available to Neonode management and involve a number of known and unknown risks, uncertainties and other factors that may cause Neonode's actual results, levels of activity, performance or achievements to be materially different from any expressed or implied by these forward-looking statements.

These risks, uncertainties, and factors are discussed under "Risk Factors" and elsewhere in Neonode's public filings with the U.S. Securities and Exchange Commission from time to time, including Neonode's annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. You are advised to carefully consider these various risks, uncertainties and other factors. Although Neonode management believes that the forward-looking statements contained in this press release are reasonable, it can give no assurance that its expectations will be fulfilled. Forward-looking statements are made as of today's date, and Neonode undertakes no duty to update or revise them.

Disclaimer

A shelf registration statement as described in this press release is being filed with the Securities and Exchange Commission but has not yet become effective. Securities may not be sold nor may offers to buy be accepted prior to the time the shelf registration statement becomes effective. This press release does not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction. Any offering of the securities covered by the shelf registration statement will only be by means of a prospectus and an accompanying prospectus supplement.

For more information, please contact:

Investor Relations:

David Brunton

Email: david.brunton@neonode.com

CFO

Lars Lindqvist

E-mail: lars.lindqvist@neonode.com

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NEONODE INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	As of December 31, 2016	As of December 31, 2015
ASSETS
Current assets:
Cash	$3,476	$3,082
Accounts receivable, net	1,548	1,346
Projects in process	-	158
Inventory	696	-
Prepaid expenses and other current assets	1,949	747
Total current assets	7,669	5,333

Investment in joint venture	3	-
Property and equipment, net	2,031	594
Total assets	$9,703	$5,927

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,286	$965
Accrued payroll and employee benefits	1,001	932
Accrued expenses	172	382
Deferred revenues	1,921	1,475
Current portion of capital lease obligations	228	57
Total current liabilities	4,608	3,811

Capital lease obligation, net of current portion	960	283
Total liabilities	5,568	4,094

Commitments and contingencies

Stockholders’ equity
Series B Preferred stock, 54,425 shares authorized with par value of $0.001; 83 shares issued and outstanding at December 31, 2016 and 2015, respectively. (In the event of dissolution, each share of Series B Preferred stock has a liquidation preference equal to par value of $0.001 over the shares of common stock)	-	-
Common stock, 70,000,000 shares authorized at December 31, 2016 and 2015, respectively, with par value of $0.001; 48,844,503 and 43,805,586 shares issued and outstanding at December 31, 2016 and 2015, respectively	49	44
Additional paid-in capital	183,667	175,504
Accumulated other comprehensive (loss) income	(171)	46
Accumulated deficit	(179,040)	(173,749)
Total Neonode Inc. stockholders’ equity	4,505	1,845
Noncontrolling interests	(370)	(12)
Total stockholders’ equity	4,135	1,833
Total liabilities and stockholders’ equity	$9,703	$5,927

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NEONODE INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Years Ended December 31,
	2016	2015	2014
Revenue:
License fees	$8,350	$7,045	$3,156
Sensor modules sales	149	-	-
Non-recurring engineering	1,714	4,070	1,584
Total revenues	10,213	11,115	4,740

Cost of revenues:
Sensor module	54	-	-
Non-recurring engineering	1,284	3,780	1,509
Total cost of revenues	1,338	3,780	1,509

Total gross margin	8,875	7,335	3,231

Operating expenses:
Research and development	7,069	6,279	7,373
Sales and marketing	2,857	3,753	3,250
General and administrative	4,093	4,999	6,799

Total operating expenses	14,019	15,031	17,422
Operating loss	(5,144)	(7,696)	(14,191)

Other expense, net:
Interest expense	(47)	(18)	(14)
Other expense, net	(91)	(28)	(16)
Total other expense, net	(138)	(46)	(30)

Loss before provision for income taxes	(5,282)	(7,742)	(14,221)

Provision for income taxes	367	93	13
Net loss including noncontrolling interests	(5,649)	(7,835)	(14,234)
Less: Net loss attributable to noncontrolling interests	358	15	-
Net loss attributable to Neonode Inc.	$(5,291)	$(7,820)	$(14,234)

Loss per common share:
Basic and diluted loss per share	$(0.12)	$(0.19)	$(0.36)
Basic and diluted – weighted average number of common shares outstanding	45,690	41,202	39,532

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NEONODE INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(In thousands)

	Years ended December 31,
	2016	2015	2014

Net loss including noncontrolling interests	$(5,649)	$(7,835)	$(14,234)
Other comprehensive income (loss):
Foreign currency translation adjustments	(217)	(103)	138
Comprehensive loss	(5,866)	(7,938)	(14,096)
Less: Comprehensive loss attributable to noncontrolling interests	358	15	-
Comprehensive loss attributable to Neonode Inc.	$(5,508)	$(7,923)	$(14,096)

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NEONODE INC

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(In thousands)

	Series B Preferred Stock Shares Issued	Series B Preferred Stock Amount	Common Stock Shares Issued	Common Stock Amount	Additional Paid-in Capital	Accumulated Other Comprehensive Income (loss)	Accumulated Deficit	Total Neonode Inc. Stockholders’Equity	Noncontrolling Interests	Total Stockholders’ Equity

Balances, January 1, 2014	83	$-	37,934	$38	$157,994	$11	$(151,695)	$6,348	$-	$6,348

Stock option and warrant compensation expense to employees, directors and vendors	-	-	-	-	1,729	-	-	1,729	-	1,729

Proceeds from sale of common stock, net of offering costs	-	-	2,500	2	9,251	-	-	9,253	-	9,253

Common stock issued upon exercise of common stock warrants	-	-	21	-	36	-	-	36	-	36

Foreign currency translation adjustment	-	-	-	-	-	138	-	138	-	138

Net loss	-	-	-	-	-	-	(14,234)	(14,234)	-	(14,234)

Balances, December 31, 2014	83	$-	40,455	$40	$169,010	$149	$(165,929)	$3,270	$-	$3,270

Stock option and warrant compensation expense to employees, directors and vendors	-	-	-	-	1,075	-	-	1,075	-	1,075

Proceeds from sale of common stock, net of offering costs	-	-	3,200	3	5,419	-	-	5,422	-	5,422

Common stock issued upon exercise of common stock warrants	-	-	151	1	-	-	-	1	-	1

Foreign currency translation adjustment	-	-	-	-	-	(103)	-	(103)	-	(103)

Non-controlling interests Pronode initial contribution									3	3

Net loss	-	-	-	-	-	-	(7,820)	(7,820)	(15)	(7,835)

Balances, December 31, 2015	83	$-	43,806	$44	$175,504	$46	$(173,749)	$1,845	$(12)	$1,833

Stock option compensation expense to employees, directors and vendors	-	-	-	-	255	-	-	255	-	255

Proceeds from sale of common stock and pre-funded warrants, net of offering costs	-	-	5,027	5	7,908	-	-	7,913	-	7,913

Common stock issued upon exercise of common stock warrants	-	-	12	-	-	-	-	-	-	-

Foreign currency translation adjustment	-	-	-	-	-	(217)	-	(217)	-	(217)

Net loss	-	-	-	-	-	-	(5,291)	(5,291)	(358)	(5,649)

Balances, December 31, 2016	83	$-	48,845	$49	$183,667	$(171)	$(179,040)	$4,505	$(370)	$4,135

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NEONODE INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Years Ended December 31,
	2016	2015	2014

Cash flows from operating activities:
Net loss (including noncontrolling interests)	$(5,649)	$(7,835)	$(14,234)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	255	1,075	1,729
Bad debt expense	-	-	167
Depreciation and amortization	360	187	202
Loss on disposal of property and equipment	91	28	16
Changes in operating assets and liabilities:
Accounts receivable	(204)	(239)	(304)
Projects in process	158	38	530
Inventory	(737)	-	-
Prepaid expenses and other current assets	(1,316)	(263)	(60)
Accounts payable and accrued expenses	343	871	363
Deferred revenues	447	(1,925)	(233)

Net cash used in operating activities	(6,252)	(8,063)	(11,824)

Cash flows from investing activities:
Purchase of property and equipment	(987)	(198)	(115)
Investment in joint venture	(3)	-	-
Proceeds from sale of property and equipment	5	-	7

Net cash used in investing activities	(985)	(198)	(108)

Cash flow from financing activities:
Proceeds from exercise of warrants	-	-	36
Proceeds from issuance of common stock and pre-funded warrants, net of offering costs	7,913	5,422	9,253
Contributions from noncontrolling interests	-	3	-
Principal payments on capital lease obligations	(116)	(57)	(34)
Net cash provided by financing activities	7,797	5,368	9,255

Effect of exchange rate changes on cash	(166)	(154)	(9)

Net change in cash	394	(3,047)	(2,686)

Cash at beginning of year	3,082	6,129	8,815

Cash at end of year	$3,476	$3,082	$6,129

Supplemental disclosure of cash flow information:
Cash paid for interest	$48	$18	$14
Cash paid for income taxes	$367	$93	$5

Supplemental disclosure of non-cash investing and financing activities:
Purchase of equipment with capital lease obligation	$983	$-	$530

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